FOR IMMEDIATE RELEASE Final
Contact:
Hanif Jamal
Chief Financial Officer
Tel: 303-845-3377
Email: investors@dothill.com

Jodi Bochert
Investor Relations
Tel: 303-845-3469
Email: investors@dothill.com

Becky Herrick & Kirsten Chapman
LHA Investor Relations
Tel: 415-433-3777
Email: dothill@lhai.com

Dot Hill Systems Updates Guidance for Second Quarter 2013 Financial Results and Announces Second Quarter 2013 Conference Call Information

Longmont, CO - July 11, 2013 - Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of SAN storage solutions, has updated its guidance for the second quarter of 2013. The Company expects non-GAAP net revenue to be around $51 million, within the previous guidance range established on April 8, 2013 of $47 million to $53 million. In addition, non-GAAP EPS is projected to be between $0.04 to $0.06 on a fully diluted basis, above the prior non-GAAP EPS range of $(0.01) to $0.02, provided on the same date..

“In the second quarter, we expect to benefit from strength in sales to our telco and media and entertainment customers,” said Dana Kammersgard, Chief Executive Officer, Dot Hill Systems. “As a result, we expect our vertical markets business to reflect significant growth both on a year-over-year and sequential basis. We will provide more color at our next earnings call scheduled for August 8, 2013.”

“We are enjoying improved gross margin from our continued focus on vertical market expansion,” stated Hanif Jamal, Chief Financial Officer, Dot Hill Systems. “In the second quarter in particular, we expect additional gross margin benefit resulting from a spike in revenue from a vertical market customer.”

The Company has not completed its second quarter 2013 financial review process and stated that once completed there may be a certain adjustments that could impact its current estimated results and conclusions of the Company's second quarter 2013 GAAP and Non-GAAP financial results.

The Company's second quarter 2013 financial results conference call is scheduled to take place on Thursday, August 8, 2013 at 11:00 a.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter conference ID# 93866356.

About Non-GAAP Financial Measures

The Company's non-GAAP financial measures exclude the impact of stock-based compensation expense, legal settlements and associated expenses, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and other long-lived assets, specific and significant warranty claims arising from a supplier's defective products, the impact of our discontinued AssuredUVS software business and the effects of foreign currency gains or losses. The non-GAAP financial measures include the recognition of revenues and directly related costs associated with long term AssuredVRA software contracts, which were deferred and amortized in the Company's GAAP financial statements. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company's financial results in accordance with GAAP.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill's RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company's products are in use today by the world's leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill's projected financial results for the second quarter of 2013, and increases in our vertical markets business and technology market share. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the second quarter 2013 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill's control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill's OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill's new products may not prove to be popular; the risk that one or more of Dot Hill's suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that vertical markets' sales may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues and any costs that may result from such issues; and the additional risks set forth in the Form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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